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                                                                      EXHIBIT 23







We consent to the incorporation by reference in the Registration Statement of Cash America International, Inc. on Form S-8 (File No. 33-59733), of our report dated May 22, 1998 on our audits of the financial statements and supplemental schedules of the Cash America 401(k) Savings Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.



/s/ COOPERS & LYBRAND LLP



Fort Worth, Texas
June 30, 1998